UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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☐	Soliciting Material Pursuant to §240.14a-12

Pamrapo Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

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PAMRAPO BANCORP, INC.

SUPPLEMENT NO. 2

TO THE JOINT PROXY STATEMENT/PROSPECTUS FOR THE PROPOSED MERGER OF PAMRAPO BANCORP, INC. AND BCB BANCORP, INC.

Dear Pamrapo Bancorp, Inc. Stockholder:

The information contained in this Supplement No. 2 updates and supplements the information in the joint proxy statement/prospectus filed by Pamrapo with the Securities and Exchange Commission (“SEC”) on November 12, 2009 and previously distributed on or about November 16, 2009, as supplemented by the supplement to the joint proxy statement/prospectus filed with the SEC on January 11, 2010 and distributed on or about the same date, relating to the special meeting of stockholders to vote on the merger agreement, as amended, by and between BCB Bancorp and Pamrapo Bancorp.

Now more than ever it is very important that you vote “FOR” the adoption of the merger agreement. The date of the special meeting, February 11, 2010, is approaching.

Please read carefully in their entirety this Supplement No. 2, the joint proxy statement/prospectus filed by Pamrapo with the SEC on November 12, 2009, and the supplement to that joint proxy statement/prospectus filed by Pamrapo with the SEC on January 11, 2010, before voting, including the merger agreement, as amended, which is attached as Appendix A to joint proxy statement/prospectus, and Risk Factors beginning on page 24 of the joint proxy statement/prospectus.

Pamrapo’s Board of Directors continues to UNANIMOUSLY recommend that you vote “FOR” the merger agreement and strongly believes that when you review the benefits of the merger transaction you will agree.

We also ask that you vote on the “WHITE” proxy card ONLY and that you discard ANY “green” proxy card that you receive.

Your vote is very important, so please act promptly. Whether or not you plan to attend Pamrapo’s special meeting of stockholders, please take the time to vote by completing and mailing to us the “WHITE” proxy card we sent you on or about January 11, 2010. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will not be counted as a vote with respect to the merger agreement, and will therefore have no effect on the outcome of the proposal to approve the merger agreement. Your proxy may be revoked at any time before it is voted. Adoption of the merger agreement requires the affirmative vote of a majority of the votes cast by the holders of shares of Pamrapo common stock entitled to vote thereon.

On behalf of the Board of Directors, I thank you for your prompt attention to this important matter. If you have any questions or need assistance in voting your shares of Pamrapo common stock, please call our proxy solicitor, Regan & Associates, Inc., at (800) 737-3426.

Sincerely,

Daniel Massarelli

Daniel Massarelli Chairman of the Board

This Supplement No. 2, dated January 28, 2010, to the joint proxy statement/prospectus is being mailed to Pamrapo stockholders on or about January 28, 2010.

SUPPLEMENT NO. 2

TO THE JOINT PROXY STATEMENT/PROSPECTUS

This is a second supplement (“Supplement No. 2”) to the joint proxy statement/prospectus filed by Pamrapo with the Securities and Exchange Commission (“SEC”) on November 12, 2009 and previously distributed on or about November 16, 2009, as supplemented by a supplement to that joint proxy statement/prospectus filed with the SEC on January 11, 2010 and previously distributed on or about January 11, 2010, relating to the special meeting of stockholders of Pamrapo Bancorp to vote on the Agreement and Plan of Merger, dated as of June 29, 2009, as amended on November 5, 2009, by and between BCB Bancorp and Pamrapo Bancorp (“the Joint Proxy Statement/Prospectus”).

The date of this Supplement No. 2 is January 28, 2010. We are mailing this second supplement on or about January 28, 2010 to all stockholders of record as of December 28, 2009. Except as specifically updated or supplemented by the information contained in this Supplement No. 2, all information in the Joint Proxy Statement/Prospectus remains accurate and should be considered in casting your vote at the special meeting, or any adjournments or postponements thereof.

We urge you to read carefully this Supplement No. 2 together with the Joint Proxy Statement/Prospectus. The information contained in this Supplement No. 2 replaces and supersedes any inconsistent information in the Joint Proxy Statement/Prospectus.

On January 22, 2010, Pamrapo made supplemental disclosures on Form 8-K which include certain information that updates and supplements the disclosures in the Joint Proxy Statement Prospectus. These supplemental disclosures, which are the subject matter of this Supplement No. 2, are summarized below.

Cease and Desist Order

On January 21, 2010, Pamrapo Savings Bank stipulated and consented to a Cease and Desist Order (the “2010 Order”) issued by the Office of Thrift Supervision (the “OTS”). The Cease and Desist Order became effective on January 21, 2010. The Order issued by the OTS and consented to by Pamrapo Savings Bank on September 26, 2008, previously disclosed in the Joint Proxy Statement/Prospectus, remains in effect.

The 2010 Order was issued as a result of matters relating to Pamrapo Savings Bank’s compliance with certain laws and regulations, and deficiencies in its operations and management. The 2010 Order requires Pamrapo Savings Bank to prepare and submit to the OTS an updated three-year business plan for calendar years 2010 to 2012, and to prepare and submit to the OTS a management plan, which, among other things, requires Pamrapo Savings Bank to retain a permanent Chief Executive Officer by March 31, 2010. If Pamrapo Savings Bank fails to submit a management plan, if Pamrapo Savings Bank fails to comply with its management plan, or upon request from the OTS, Pamrapo Savings Bank may be required to submit a contingency plan. The contingency plan should provide details for Pamrapo Savings Bank to achieve, within sixty (60) days, regulatory approvals to either (a) merge with another federally insured depository institution or holding company, or (b) voluntarily liquidate.

The 2010 Order also requires Pamrapo Savings Bank to appoint at least three (3) new independent members to Pamrapo Savings Bank board of directors in the event that the sale or merger of Pamrapo Savings Bank is not completed by March 31, 2010. Pursuant to Pamrapo’s merger agreement with BCB, Pamrapo Savings Bank already has entered into an agreement to merge with BCB Bank. Pamrapo Savings Bank, pursuant to the 2010 Order, shall not increase its total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities during the prior quarter without the prior permission of the OTS. The 2010 Order also requires Pamrapo Savings Bank to maintain adequate and effective internal controls and corporate governance policies, procedures and practices, including an internal audit program, an independent compliance oversight program, and an effective internal loan review program and to take certain other actions identified by the OTS in the 2010 Order.

Pamrapo Savings Bank has already begun to implement several initiatives to enhance, among other things, its management and corporate governance in accordance with the requirements of the 2010 Order.

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In conjunction with the 2010 Order, Pamrapo Savings Bank also was notified by the OTS that Pamrapo Savings Bank may be assessed civil money penalties related to certain ongoing violations of the Home Mortgage Disclosure Act from 2006 through March 2009. The violations related to data reporting errors, none of which were discriminatory in nature, on the loan application register. Pamrapo Savings Bank has submitted a response to the OTS, however, Pamrapo Savings Bank could be fined for these violations in the future, in an amount yet to be determined.

New Senior Advisor

On January 22, 2010, Pamrapo Savings Bank entered into an agreement with Mr. Fred G. Kowal to become a Senior Management Advisor/Consultant (the “Agreement”). Mr. Kowal began as a Senior Management Advisor/Consultant on January 25, 2010 and reports directly to the board of directors of Pamrapo Savings Bank. Mr. Kowal entered into the Agreement for a minimum of eight (8) weeks (the “Term”) and will be paid forty thousand dollars ($40,000) for the entire Term. If the merger between Pamrapo Savings Bank and BCB Bank (the “Bank Merger”) is consummated during the Term, Mr. Kowal’s responsibilities will cease and he will be paid the balance of the salary for the Term on the date of the consummation of the Bank Merger. If the Bank Merger is not consummated at the end of the Term, Mr. Kowal’s contract will be renewed on a week-to-week basis with a salary of five thousand dollars ($5,000) per week. If for some reason the Bank Merger is not consummated, his contract will be renegotiated.

Mr. Kowal, 57, was the President and Chief Operating Officer of American Bancorp of New Jersey, Inc., a federally chartered financial institution. He joined American Bancorp in 2005. From 2001 to 2004, Mr. Kowal served as Chairman of the Board and Chief Executive Officer of Warwick Community Bancorp, Inc. in Warwick, New York and previously served as Executive Vice President and Vice Chairman.

Loan Litigation

As previously disclosed, Pamrapo Savings Bank’s largest non-accruing commercial loan of $1.9 million is to a local hospital. In October 2006, $1.0 million of the total $3.0 million due on the loan was paid and the remaining contractual balance of approximately $1.9 million was secured by a mortgage on real estate. The repayment of the loan is subject to bankruptcy proceedings. In September 2008, the creditor’s committee for the hospital filed a complaint against Pamrapo Savings Bank seeking to recover the $1.0 million previously paid on the loan and to set aside the mortgage securing the $1.9 million still owed to Pamrapo Savings Bank, charging that the payment and the mortgage were “avoidable preferences.” On December 29, 2009 the Bankruptcy Court ruled in favor of Pamrapo Savings Bank and against the creditor’s committee motion and also ruled in favor of the Liquidating Trustee on the mortgage, ruling that Pamrapo Savings Bank does not have a security interest in the property. As a result, Pamrapo Savings Bank is deemed an unsecured creditor with a lower priority in the future distribution from the Liquidating Trustee, who will be entitled to the sum of approximately $1.5 million, which is currently held in escrow, along with other funds that are being held by the Liquidating Trustee pending the resolution of the bankruptcy proceedings. The Liquidating Trustee will distribute such funds, including Pamrapo Savings Bank’s proportion of its $1.9 million claim, at a yet to be determined date.

Pamrapo Savings Bank’s carrying value of the loan as of December 31, 2009 was $941,000. Based on the fact that Pamrapo Savings Bank is deemed an unsecured creditor with a lower priority in the future distribution from the Liquidating Trustee, Pamrapo’s board of directors decided on January 20, 2010 to write off the remaining loan balance of $941,000 as of December 31, 2009.

Credit Restrictions

Pamrapo Savings Bank recently was informed by the Federal Home Loan Bank of New York (the “FHLBNY”) about its decision to impose certain restrictions on Pamrapo Savings Bank’s credit activities. Pamrapo Savings Bank now is only able to do short term borrowings (30 days or less) and its eligibility to sell mortgage loans into the Mortgage Partnership Finance (“MPF”) Program has been suspended pending a determination by the FHLBNY that Pamrapo Savings Bank again meets the eligibility requirements for participation in the MPF Program. Pamrapo Savings Bank’s line of credit with the FHLBNY has not been reduced.

Pamrapo Savings Bank also recently was informed by the Federal Reserve Bank of New York (“FRBNY”) that it (i) no longer qualifies for uncollateralized daylight credit, (ii) is no longer eligible to borrow under the FRBNY

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Discount Window’s primary credit program, rather requests to borrow at the Window will be considered under the secondary credit program and granted on an overnight basis, and (iii) is now required to prefund its Automated Clearing House credit originations.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Pamrapo and BCB filed with the SEC a joint proxy statement/prospectus regarding the proposed merger on November 12, 2009, which is part of a Registration Statement on Form S-4 (File No. 333-162433) that was declared effective by the SEC on November 6, 2009. Pamrapo filed with the SEC a proxy supplement to that joint proxy statement/prospectus on January 11, 2010. STOCKHOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, THE SUPPLEMENT TO THE PROXY STATEMENT/PROSPETUS AND THIS SUPPLEMENT NO.2, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The joint proxy statement/prospectus was mailed to stockholders of Pamrapo on or about November 16, 2009, the supplement to the joint proxy statement/prospectus was mailed to stockholders of Pamrapo on or about January 11, 2010, and this Supplement No. 2 is being mailed to Pamrapo stockholders on or about January 28, 2010. Each of Pamrapo and BCB may also file with the SEC other documents regarding the proposed merger.

Stockholders may also obtain this Supplement No. 2, the proxy supplement, the joint proxy statement/prospectus and other documents that are filed by Pamrapo and BCB with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed by the companies with the SEC by written request directed to the Corporate Secretary, BCB Bancorp, Inc., 104-110 Avenue C, Bayonne, New Jersey 07002 or by visiting the BCB website at www.bcbbancorp.com, with respect to documents filed by BCB, and by written request directed to the Secretary, Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002 or by visiting the Pamrapo website at www.pamrapo.com, with respect to documents filed by Pamrapo.

Pamrapo and BCB, and their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed merger. Information regarding Pamrapo’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008 which was filed with the SEC on March 16, 2009 and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on March 31, 2009, and information regarding BCB’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008 which was filed with the SEC on March 27, 2009 and its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on March 25, 2009. Other information regarding the interests of Pamrapo’s and BCB’s directors and executive officers and other members of management and employees is set forth in the joint proxy statement/prospectus.

Read this Supplement No. 2, the proxy supplement dated January 11, 2010 and the joint proxy statement/prospectus dated November 9, 2009 carefully before making a decision concerning the merger.

WHERE YOU CAN FIND MORE INFORMATION

Both BCB Bancorp and Pamrapo Bancorp file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may obtain copies of these documents by mail from the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the public reference room. In addition, BCB Bancorp and Pamrapo Bancorp file reports and other information with the Securities and Exchange Commission electronically, and the Securities and Exchange Commission maintains a web site located at http://www.sec.gov containing this information.

BCB Bancorp has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission up to 4,969,542 shares of BCB Bancorp common stock. The joint proxy statement/prospectus is a part of that registration statement. As permitted by Securities and Exchange Commission rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth above. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement.

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BCB Bancorp common stock is traded on The NASDAQ Global Market under the symbol “BCBP,” and Pamrapo Bancorp common stock is traded on The NASDAQ Global Market under the symbol “PBCI.”

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements speak only as of the date they are made. Neither Pamrapo nor BCB undertake any obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving growth opportunities and cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Pamrapo and BCB, increased competitive pressures from other financial services companies in our markets, governmental approvals of the merger, the outcome of ongoing litigation, regulatory matters and government investigations, changes in the interest rate environment, changes in general economic conditions in the areas in which BCB Bancorp and Pamrapo operate, legislative and regulatory changes that adversely affect the business in which Pamrapo is engaged, risks associated with continued diversification of assets and adverse changes to credit quality, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Pamrapo files with the Securities and Exchange Commission (the “SEC”). Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our respective reports filed with the Securities and Exchange Commission.

All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to either Pamrapo or BCB or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above.

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PAMRAPO BANCORP, INC.
			For	Against	Abstain

PROXY FOR SPECIAL MEETING TO BE HELD ON FEBRUARY 11, 2010
THIS PROXY IS BEING SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder(s) of PAMRAPO BANCORP, INC., a New Jersey corporation (the “Company”), hereby constitute(s) and appoint(s) the Board of Directors, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the special meeting of shareholders of the Company to be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey, on February 11, 2010 at 11 a.m. (local time), and any adjournment(s) thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the meeting.

		1. Adoption of the Agreement and Plan of Merger, dated as of June 29, 2009, as amended on November 5, 2009, by and between BCB Bancorp, Inc. and Pamrapo Bancorp, Inc.	☐	☐	☐
			For	Against	Abstain

2. Adjournment of the special meeting to another time or place for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

			☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.
The Board of Directors recommends a vote “FOR” Proposal 1 and “FOR” Proposal 2.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREON. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS AND, AT THE PROXIES’ DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

¿    Detach above card, sign, date and mail in postage paid envelope provided.    ¿

PAMRAPO BANCORP, INC.

    The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Revised Notice of Special Meeting and a Joint Proxy Statement/Prospectus and a Supplement thereto relating to the special meeting.

    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.